UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2013

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 645-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Resignation of independent registered public accounting firm.

On June 13, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of E2open, Inc. (the “Company”) determined it to be in the best interests of the Company and its stockholders to replace KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to allow the Company to have flexibility in the future to potentially explore a business relationship associated with KPMG’s management consulting business. On June 13, 2013, KPMG resigned.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended February 28, 2013 and February 29, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the Company’s consolidated financial statements as of and for the years ended February 28, 2013 and February 29, 2012 did contain separate paragraphs stating: (1) “the Company changed its method of classifying payments made for deferred initial public offering costs in the consolidated statements of cash flows”, and (2) “the Company changed its method of accounting for revenue arrangements with multiple deliverables as of March 1, 2011, resulting from the adoption of new accounting pronouncement.”

During the Company’s two most recent fiscal years ended February 28, 2013 and February 29, 2012, and the subsequent interim period through June 13, 2013, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements.

During the years ended February 28, 2013 and February 29, 2012, and the subsequent interim period through June 13, 2013, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except with respect to the disclosure of a material weakness in internal control. Based on the evaluation of the Company’s disclosure controls and procedures as of August 31, 2012, the Company concluded that, as of such date, the Company’s disclosure controls and procedures were not effective because of a material weakness in an internal control designed to timely consider the accounting for complex materially modified contracts with customers which did not operate effectively. As a result, the Company did not identify on a timely basis the modification date of one materially modified contract which was corrected by management prior to the issuance of the Company’s consolidated financial statements. This deficiency was a material weakness in the Company’s internal control as of August 31, 2012 because it had not been remediated as of that date. Management remediated the material weakness prior to the filing of the Company’s Annual Report on Form 10-K for the year ended February 28, 2013.

The Company’s management has authorized KPMG to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

The Company provided KPMG a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01. A copy of KPMG’s letter, dated June 14, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Approval of appointment of new independent registered public accounting firm.

On June 13, 2013, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending February 28, 2014. In deciding to appoint Deloitte, the Audit Committee reviewed auditor independence and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence. During the years ended February 28, 2013 and February 29, 2012, and in the subsequent interim period through June 13, 2013, neither the Company nor anyone acting on its behalf has consulted with Deloitte on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter to Securities and Exchange Commission from KPMG LLP, dated June 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013

E2OPEN, INC.

By:	/s/ Mark E. Woodward
Name:	Mark E. Woodward
Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter to Securities and Exchange Commission from KPMG LLP, dated June 14, 2013